                                                                    Exhibit 10.7

                               INDEPENDENCE PLAZA

                                 LEASE AGREEMENT

                                     BETWEEN

                              AMSTAR DENVER, LTD.,

                                AS LANDLORD, AND

                       GLACIER DISTRIBUTION COMPANY, INC.,

                                    AS TENANT

                                TABLE OF CONTENTS

                                                                                                         PAGE
1.             BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS...........................     1


               1.1           Basic Lease Definitions..................................................     1


               1.2           Exhibits and Riders......................................................     3


               1.3           Additional Definitions...................................................     3


2.             GRANT OF LEASE.........................................................................     5


               2.1           Demise...................................................................     5


               2.2           Quiet Enjoyment..........................................................     5


               2.3           Landlord and Tenant Covenants............................................     5


3.             RENT...................................................................................     5


               3.1           Base Rent................................................................     5


               3.2           Additional Rent..........................................................     5


               3.3           Other Taxes..............................................................     6


               3.4           Terms of Payment.........................................................     7


               3.5           Interest on Late Payments, Late Charge...................................     7


               3.6           Right to Accept Payments.................................................     7


4.             USE AND OCCUPANCY......................................................................     7


               4.1           Use......................................................................     7


               4.2           Compliance...............................................................     7


               4.3           Occupancy................................................................     8

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         PAGE
5.             SERVICES AND UTILITIES.................................................................     8


               5.1           Landlord's Standard Services.............................................     8


               5.2           Tenant's Utilities and Services..........................................     9


               5.2           Additional Services......................................................     9


               5.3           Interruption of Services.................................................    10


6.             REPAIRS................................................................................    10


               6.1           Repairs Within the Premises..............................................    10


               6.2           Failure to Maintain Premises.............................................    11


               6.3           Notice of Damage.........................................................    11


7.             ALTERATIONS............................................................................    11


               7.1           Alterations by Tenant....................................................    11


               7.2           Alterations by Landlord..................................................    11


8.             LIENS..................................................................................    12


9.             INSURANCE..............................................................................    12


               9.1           Landlord's Insurance.....................................................    12


               9.2           Tenant's Insurance.......................................................    12


               9.3           Waiver of Subrogation....................................................    13


10.            DAMAGE OR DESTRUCTION..................................................................    14


               10.1          Termination Options......................................................    14

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         PAGE
               10.2          Repair Obligations.......................................................    14


               10.3          Rent Abatement...........................................................    14


11.            WAIVERS AND INDEMNITIES................................................................    15


               11.1          Tenant's Waivers.........................................................    15


               11.2          Landlord's Indemnity.....................................................    15


               11.3          Tenant's Indemnity.......................................................    15


12.            CONDEMNATION...........................................................................    15


               12.1          Full Taking..............................................................    15


               12.2          Partial Taking...........................................................    15


               12.3          Awards...................................................................    16


13.            ASSIGNMENT AND SUBLETTING..............................................................    16


               13.1          Limitation...............................................................    16


               13.2          Notice of Proposed Transfer; Landlord's Options..........................    17


               13.3          Consent Not to be Unreasonably Withheld..................................    17


               13.4          Form of Transfer.........................................................    17


               13.5          Payments to Landlord.....................................................    17


               13.6          Change of Ownership......................................................    18


               13.7          Effect of Transfers......................................................    18


14.            PERSONAL PROPERTY......................................................................    18

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         PAGE
               14.1          Installation and Removal.................................................    18


               14.2          Responsibility...........................................................    18


               14.3          Landlord's Lien..........................................................    18


15.            END OF TERM............................................................................    19


               15.1          Surrender................................................................    19


               15.2          Holding Over.............................................................    19


16.            ESTOPPEL CERTIFICATES..................................................................    19


17.            TRANSFERS OF LANDLORD'S INTEREST.......................................................    20


               17.1          Sale, Conveyance and Assignment..........................................    20


               17.2          Effect of Sale, Conveyance or Assignment.................................    20


               17.3          Subordination and Nondisturbance.........................................    20


               17.4          Attornment...............................................................    20


18.            RULES AND REGULATIONS..................................................................    20


19.            PARKING................................................................................    20


20.            TENANT'S DEFAULT AND LANDLORD'S REMEDIES...............................................    21


               20.1          Default..................................................................    21


               20.2          Remedies.................................................................    22


21.            LANDLORD'S DEFAULT AND TENANT'S REMEDIES...............................................    24


               21.1          Default..................................................................    24

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         PAGE
               21.2          Remedies.................................................................    24


22.            SECURITY DEPOSIT.......................................................................    24


               22.1          Amount...................................................................    24


               22.2          Use and Restoration......................................................    25


               22.3          Transfers................................................................    25


               22.4          Refund...................................................................    25


23.            BROKERS................................................................................    25


24.            LIMITATIONS ON LANDLORD'S LIABILITY....................................................    25


25.            NOTICES................................................................................    26


26.            MISCELLANEOUS..........................................................................    26


               26.1          Binding Effect...........................................................    26


               26.2          Complete Agreement; Modification.........................................    26


               26.3          Delivery for Examination.................................................    26


               26.4          No Air Rights............................................................    26


               26.5          Enforcement Expenses.....................................................    26


               26.6          Relocation of Tenant.....................................................    26


               26.7          Building Name............................................................    26


               26.8          No Waiver................................................................    27


               26.9          Recording; Confidentiality...............................................    27

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         PAGE
               26.10         Captions.................................................................    27


               26.11         Invoices.................................................................    27


               26.12         Severability.............................................................    27


               26.13         Jury Trial...............................................................    27


               26.14         Authority to Bind........................................................    27


               26.15         Only Landlord/Tenant Relationship........................................    27


               26.16         Covenants Independent....................................................    27


               26.17         Governing Law............................................................    27


               26.18         Form of Execution Copy...................................................    27


27.            LANDLORD'S OBLIGATIONS CONTINGENT......................................................    28

                                 LEASE AGREEMENT

                               INDEPENDENCE PLAZA

                                DENVER, COLORADO

               THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.             BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

               1.1 BASIC LEASE DEFINITIONS. In this Lease, the following defined terms have the meanings indicated:

                              (a) "Date" means February 11, 2001.

                              (b) "Landlord" means Amstar Denver, Ltd., a
               Colorado limited partnership.

                              (c) "Tenant" means Glacier Distribution Company,
               Inc., a Colorado corporation.

                              (d) "Premises" means those premises known as Suite
               B197, located on the first floor of the Building and identified on Exhibit A, which contain approximately 3,698 rentable square feet. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

                              Landlord is delivering the Premises to Tenant in
               their current as-is, where-is, with-all-faults condition. Tenant acknowledges that Landlord has made no promises, and Landlord has no obligation, to alter, modify or otherwise improve the Premises or the Building, except specifically set forth in this Lease.

                              (e) "Use" means general office use only. In no
               event will "general office use" be deemed to include, and the Premises will not be used for, the operation of a retail travel agency engaged in the business of (i) selling and issuing airline or other transportation related tickets, (ii) selling package travel tours, or (iii) making hotel and other travel-related reservations on a retail basis to nonaffiliated third-party customers.

                              (f) "Term" means the duration of this Lease, which
               will be approximately forty-three (43) months, beginning on September 1, 2000 (the "Commencement Date") and ending on March 31, 2004 (the "Expiration Date").

                              (g) "Base Rent" means the Rent payable according
               to Section 3.1, which will be in an amount per month or portion thereof during the Term as follows:

                 Period                   Amount of Base Rent Payable Per Month
                 ------                   -------------------------------------
                 9/1/2000 - 3/31/2001                 $3,698.00
                 4/1/2001 - 3/31/2002                 $4,314.33
                 4/1/2002 - 3/31/2003                 $4,930.67
                 4/1/2003 - 3/31/2004                 $5,547.00

                              (h) "Tenant's Share" means, with respect to the
               calculation of Additional Rent according to Section 3.2, 0.6458%.

                              (i) "Security Deposit" means $5,547.00.

                              (j) "Landlord's Building Address" means:

                                           Suite 1000 Independence Plaza
                                           1050 17th Street
                                           Denver, Colorado  80265
                                           Attention:  Property Manager

                              (k) "Landlord's General Address" means:

                                           Suite 1220 Independence Plaza
                                           1050 17th Street
                                           Denver, Colorado  80265
                                           Attention:  General Counsel

                              (l) "Tenant's Notice Address" means,
                                  for notices given before the Commencement
                                  Date:

                                           Glacier Distribution Company, Inc.
                                           866 East 50th Avenue
                                           Denver, Colorado  80216
                                           Attention:  Peter C. Gonzalez

                                  and for notices given after the Commencement
                                  Date:

                                           Glacier Distribution Company, Inc.
                                           Suite B197 Independence Plaza
                                           1050 17th Street
                                           Denver, Colorado  80265
                                           Attention:  Peter C. Gonzalez

                              (m) "Tenant's Invoice Address" means:

                                           Glacier Distribution Company, Inc.
                                           Suite B197 Independence Plaza
                                           1050 17th Street
                                           Denver, Colorado  80265
                                           Attention:  Accounts Payable

                              (n) "Brokers" means the following brokers who will
               be paid by Landlord: None; and the following brokers who will be paid by Tenant: None.

                              (o) "Liability Insurance Amount" means
               $1,000,000.00.

               1.2 EXHIBITS AND RIDERS. The Exhibits and Riders listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits or Riders and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Riders will control. The Exhibits to this Lease are:

                     Exhibit A    -     Plan Delineating the Premises
                     Exhibit B    -     [Intentionally Omitted]
                     Exhibit C    -     [Intentionally Omitted]
                     Exhibit D    -     Rules and Regulations

               1.3 ADDITIONAL DEFINITIONS. In addition to those terms defined in
Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

                             (a) "Additional Rent" means the Rent payable
               according to Section 3.2.

                             (b) "Affiliates" of a party means that party's
               parent, subsidiary and affiliated corporations and its and their partners, venturers, directors, officers, shareholders, agents, servants and employees.

                             (c) "Building" means the office and retail
               building, parking garage and other improvements commonly known as Independence Plaza, located on the Land and in which the Premises are located.

                             (e) "Building Standard" means the scope and quality
               of leasehold improvements, Building systems or Building services, as the context may require, generally offered from time to time to all office tenants of the Building.

                             (f) "Business Hours" means the hours from 7:00
               a.m. to 6:00 p.m. on Monday through Friday and from 9:00 a.m. to 12:00 noon on Saturday, excluding statutory or legal holidays.

                             (g) "Common Areas" means certain interior and
               exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees. If the Building is connected to other buildings by underground tunnels or elevated bridges over public streets, Common Areas will include such bridges and tunnels; provided, however, that Landlord and owners of such other buildings will have the right in their sole discretion to adopt rules and regulations relating to bridge and tunnel use.

                             (h) "Expenses" means the aggregate of any and all
               costs (other than those expressly excluded below) incurred or accrued during each calendar year according to generally accepted accounting principles for operating, managing, administering, equipping, securing, protecting, insuring, heating, cooling, ventilating, lighting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to, the Land, Building and Common Areas; management fees calculated according to the management agreement between Landlord and its managing agent; fees and expenses (including reasonable attorneys' fees) incurred in contesting the validity of any Laws that would cause an increase in Expenses; depreciation on personal property and moveable equipment which is or should be capitalized on Landlord's books; and costs (whether capital or not) that are incurred in order to conform to changes subsequent to the Date in any Laws, or that are intended to reduce Expenses or the rate of increase in Expenses (such costs will be charged to Expenses in annual installments over the useful life of the items for which such costs are incurred [in the case of items required by changes in Laws] or over the period Landlord reasonably estimates that it will take for the savings in Expenses achieved by such items to equal their cost [in the case of items intended to reduce Expenses or their rate of increase], and in either case together with interest, each calendar year such costs are charged to Expenses, on the unamortized balance at the average Prime Rate in effect during such calendar year). Expenses will not include (1) mortgage principal or interest; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Building; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants' regular contributions to Expenses); (6) any depreciation or capital expenditures (except as expressly provided above); (7) legal fees incurred for negotiating leases or collecting rents; (8) amounts attributable solely to the occupancy of space in the Building by tenants other than Tenant (such as utilities directly related to such space); and (9) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition. For each calendar year during the Term, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the Building been ninety-five percent (95%) occupied and operational and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Expenses for such calendar year.

                             (i) "Land" means the real property located at 1050
               17th Street, Denver, Colorado, less any portions that may be conveyed separately from the Building by Landlord from time to time.

                             (j) "Laws" means any and all present or future
               federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

                             (k) "Prime Rate" means the rate of interest
               announced from time to time by Wells Fargo Bank or any successor to it, as its prime rate. If Wells Fargo Bank or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

                             (l) "Rent" means the Base Rent, Additional Rent
               and all other amounts required to be paid by Tenant under this Lease.

                             (m) "Taxes" means the amount incurred or accrued
               during each calendar year according to generally accepted accounting principles for: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Land or Building, the personal property used in operating the Building, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land or Building, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord.

2.             GRANT OF LEASE.

               2.1 DEMISE. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas, for the Term.

               2.2 QUIET ENJOYMENT. Landlord covenants that during the Term, Tenant will have quiet and peaceable possession of the Premises by, through and under Landlord, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

               2.3 LANDLORD AND TENANT COVENANTS. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.             RENT.

               3.1 BASE RENT. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each month (or portion of a month) described in Section 1.1(g) will be payable in equal monthly installments for such month (or portion), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately adjusted on a prorated basis.

               3.2 ADDITIONAL RENT. Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each calendar year that contains any part of the Term, Tenant's Share of (i) the amount of Expenses for such calendar year; and (ii) the amount of Taxes for such calendar year.

                             (a) Estimated Payments. Prior to or as soon as
               practicable after the beginning of each calendar year, Landlord will notify Tenant of Landlord's estimate of Tenant's Share of Expenses and Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord, in advance, one twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord one twelfth (1/12th) of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current calendar year. If at any time or times it appears to Landlord that Tenant's Share of Expenses or Tenant's Share of Taxes for the then-current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.

                             (b) Annual Settlement. As soon as practicable after
               the close of each calendar year, Landlord will deliver to Tenant its statement of Tenant's Share of Expenses and Taxes for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Tenant's Share of Expenses and Taxes applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.

                             (c) Final Payment. Tenant's obligation to pay the
               Additional Rent provided for in this Section 3.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's estimate of the amount by which Tenant's Share of Expenses and Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments of Additional Rent for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within thirty (30) days after the date of Landlord's invoice. In the event that Tenant is entitled to a refund pursuant to this
               Section 3.2, Landlord's obligation to refund any such amounts shall survive termination or expiration of the Term.

               3.3 OTHER TAXES. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

               3.4 TERMS OF PAYMENT. All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Building Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or set-off, except as otherwise expressly provided in this Lease.

               3.5 INTEREST ON LATE PAYMENTS, LATE CHARGE. All amounts payable under this Lease by Tenant to Landlord, if not paid when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or five percent (5%) in excess of the then-current Prime Rate. Landlord, at Landlord's option, in addition to past due interest, may charge Tenant a late charge for all payments more than five (5) days past due, equal to the greater of five percent (5%) of the amount of said late payment or the maximum amount permitted by law.

               3.6 RIGHT TO ACCEPT PAYMENTS. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting

Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.             USE AND OCCUPANCY.

               4.1 USE. Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(e), or for such other purpose as Landlord expressly authorizes in writing.

               4.2 COMPLIANCE.

                             (a) Tenant agrees to use the Premises in a safe,
               careful and proper manner, and to comply with all Laws applicable to Tenant's use, occupancy or alteration of the Premises or the condition of the Premises resulting from such use, occupancy or alteration, at Tenant's sole cost and expense.

                             (b) Landlord and Tenant agree that, during the
               Term, each will comply with all Laws governing, and all procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building or Land that involves or affects any Hazardous Substances. Except as may be expressly permitted by Landlord in writing, Tenant will not store, use, release, produce, process or dispose in, on or about, or transport to or from, the Premises, Building or Land any Hazardous Substances. Each party will indemnify and hold the other and the other's Affiliates harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of or in connection with any breach by such party of its covenants under this Section 4.2(b). The parties' obligations under this Section 4.2(b) will survive the expiration or early termination of the Term.

               4.3 OCCUPANCY. Tenant will not do or permit anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 4.3, (a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease; or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

5.             SERVICES AND UTILITIES.

               5.1 LANDLORD'S STANDARD SERVICES. During the Term, Landlord will operate and maintain the Building in compliance with all applicable Laws and according to those standards from time to time prevailing for comparable office buildings in the Central Business District of Denver, Colorado. Landlord will provide the following services according to such standards, the costs of which will be included in Expenses to the extent provided in Section 1.3(g):

                             (a) repair, maintenance and replacement of the
               Common Areas, all structural elements of the Building and all general mechanical, plumbing and electrical systems installed in the Building, but excluding those portions of any mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve the Premises;

                             (b) heating, ventilating and air conditioning for
               the interior Common Areas during Business Hours, at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business office operations;

                             (c) janitorial services to the Premises and Common
               Areas;

                             (d) passenger elevators for access to and from the
               floor(s) on which the Premises are located;

                             (e) toilet facilities, including necessary
               washroom supplies sufficient for Tenant's normal use;

                             (f) electric lighting for all Common Areas that
               require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures; and

                             (i) replacement of tubes and ballasts in those
               Building Standard lighting fixtures installed in the Premises.

               5.2 ADDITIONAL SERVICES.

                             (a) If Tenant requires heating, ventilating or air
               conditioning for the Premises during hours other than Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant, provided the request is made in the manner reasonably designated by Landlord for such requests from time to time and at least forty-eight (48) hours prior to the time the additional service is required. Tenant will pay for such additional services at the standard hourly rate reasonably determined by Landlord from time to time.

                             (b) If Tenant installs any machines, equipment or
               devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and Tenant will pay Landlord all costs of installing, operating and maintaining such supplementary units.

                             (c) If Tenant requires any janitorial or cleaning
               services in excess of the amounts provided by Landlord according to Section 5.1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to Landlord's Building manager ("Property Manager"), provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services. Landlord will also provide, within a reasonable period after Tenant's request made to the Property Manager, at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building Standard lighting fixtures in the Premises.

                             (d) Tenant will pay as Rent, within ten(10) days
               after the date of Landlord's invoice, all costs which may become payable by Tenant to Landlord under this Section 5.2.

               5.3 INTERRUPTION OF SERVICES. If any of the services to be provided by Landlord in accordance with this Section 5 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord's reasonable control, any of the services required to be provided by Landlord under this Section 5 should become unavailable and should remain unavailable for a period in excess of sixty (60) hours after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises untenantable, then commencing upon the expiration of such sixty (60) hour period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord's control, any such irregularity or stoppage that is required in order to comply with any Laws will be deemed caused by a reason beyond Landlord's control.

6.             REPAIRS.

               6.1 REPAIRS WITHIN THE PREMISES. Subject to the terms of Section 4, 5.1(a), 10 and 12, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant's own expense: (a) at all times during the Term, maintain the Premises, all fixtures and equipment in the Premises and those portions of any mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve the Premises in good order and repair and in a condition that complies with all applicable Laws; and (b) promptly and adequately repair all damage to the Premises and replace or repair all of such fixtures, equipment and portions of the mechanical, plumbing or electrical systems that are damaged or broken, all under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building Standard materials and will comply with all insurance requirements and all applicable Laws.

               6.2 FAILURE TO MAINTAIN PREMISES. If Tenant fails to perform any of its obligations under Section 6.1, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within ten (10) days after the date of Landlord's invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than twenty-four (24) hours' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

               6.3 NOTICE OF DAMAGE. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the Building's sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.

7.             ALTERATIONS.

               7.1 ALTERATIONS BY TENANT. Tenant may, from time to time, at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business, provided that any such change, addition or improvement will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld; (c) equal or exceed Building Standard; and (d) be carried out only by persons selected by Tenant and approved in writing by Landlord, who will if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in
Section 15.1. All other changes, additions and improvements will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted.

               7.2 ALTERATIONS BY LANDLORD. Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Section 5, and for such purposes, Landlord may enter the Premises upon not less than twenty-four (24) hours' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that in doing so Landlord will not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises.

8. LIENS. Tenant agrees to pay before delinquency all costs for work, services (including, without limitation, utility services obtained directly by Tenant, as provided in Section 5.2 hereof) or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Land or Building. Tenant will keep title to the Land and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien if Tenant's contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

9. INSURANCE.

               9.1 LANDLORD'S INSURANCE. During the Term, Landlord will provide and keep in force the following insurance:

                             (a) comprehensive or commercial general liability
               insurance relating to Landlord's operation of the Building, including coverage for personal and bodily injury and death, and damage to others' property;

                             (b) "all risk" property insurance relating to the
               Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files and work products and all leasehold improvements in the Premises that were paid for by Tenant; for purposes of this Section 9.1(b) and Section 9.2(b) below, any leasehold improvements paid for with an allowance provided by Landlord, regardless of whether a portion of the Base Rent is intended to reimburse Landlord for such allowance, will be deemed paid for by Landlord);

                             (c) loss of rental income insurance or loss of
               insurable gross profits commonly insured against by prudent landlords; and

                             (d) such other insurance (including boiler and
               machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

               9.2 TENANT'S INSURANCE. During the Term, Tenant will provide and keep in force the following insurance:

                             (a) comprehensive or commercial general liability
               insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than the Liability Insurance Amount for any one accident or occurrence;

                             (b) "all risk" property insurance (including
               standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, inventory, stock-in-trade and all leasehold improvements in the Premises that were paid for by Tenant on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and subject only to such deductibles and exclusions as Landlord may reasonably approve; and

                             (c) if any boiler or machinery is operated in the
               Premises, boiler and machinery insurance.

Landlord will be named as an additional insured in the policy described in
Section 9.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. Landlord will be named as a loss payee, as its interest may appear, in the policies described in Section 9.2(b) and (c), and such policies will permit the release of Landlord from certain liability under Section 11.1. Tenant's insurance policies will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will provide Landlord, on or before the Commencement Date and at least ten (10) days before the expiration date of expiring policies, with such copies of either current policies or certificates, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect, and each certificate shall provide that Landlord shall receive ten (10) days' prior written notice for cancellation for non-payment of premium and thirty (30) days' prior written notice for cancellation for non-renewal. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of two (2) business days' notice, effect such insurance and recover from Tenant on demand any premiums paid.

               9.3 WAIVER OF SUBROGATION. Landlord and Tenant agree that all insurance required to be carried under Sections 9.1(b), (c) and (d) and 9.2(b) and (c) and other property damage insurance which may be carried by either of them will be endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover under such policy, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured (or required to be insured) under valid and collectible insurance policies to the extent of any recovery collectible (or would have been collectible if such insurance had been maintained) under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case in which the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within ten (10) days following written notice, to pay such increased cost in order to keep such release or waiver in full force and effect).

10. DAMAGE OR DESTRUCTION.

               10.1 TERMINATION OPTIONS. If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within one hundred eighty (180) days from the date of such damage (or within thirty (30) days from the date of such damage if such damage occurred within the last twelve(12) months of the Term), then Tenant will have the option to terminate this Lease. If such estimate states that repair or restoration of all of such damage that was caused to the Building cannot be completed within one hundred eighty (180) days from the date of such damage, or if such damage occurred within the last twelve (12) months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within thirty (30) days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within ten (10) days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate ten (10) days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period and Landlord will be entitled to all proceeds of the insurance policy described in Section 9.2(b) applicable to any damaged leasehold improvements in the Premises.

               10.2 REPAIR OBLIGATIONS. If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2. Tenant agrees to repair, restore or replace, at its expense, all leasehold improvements required to be insured by Tenant according to Section 9.2(b) as soon as possible after the date of damage, to at least the condition existing prior to their damage, using materials at least equal to Building Standard. However, in connection with its repair and restoration of such damage, Landlord may, at its option, elect to repair and restore the damage, if any, caused to any or all of such leasehold improvements required to be insured by Tenant. If Landlord makes such election, Landlord will be entitled to all proceeds of the insurance policy described in Section 9.2(b) applicable to the leasehold improvements Landlord so elects to repair or restore and may limit its repair or restoration of such leasehold improvements to that which may be paid for in full by such proceeds.

               10.3 RENT ABATEMENT. If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2 and Tenant has had a reasonable period of time to substantially complete any repairs and restoration Tenant is required to perform according to Section 10.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

11.            WAIVERS AND INDEMNITIES.

               11.1 TENANT'S WAIVERS. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under
Section 9.2(b) or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building.

               11.2 LANDLORD'S INDEMNITY. Subject to Sections 5.3 and 11.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible. Landlord's obligations under this Section 11.2 will survive the expiration or early termination of the Term.

               11.3 TENANT'S INDEMNITY. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible. Tenant's obligations under this Section 11.3 will survive the expiration or early termination of the Term.

12.            CONDEMNATION.

               12.1 FULL TAKING. If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Building or Premises.

               12.2 PARTIAL TAKING.

                             (a) Landlord's Termination of Lease. If only part
               of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within sixty (60) days after the taking.

                             (b) Tenant's Termination of Lease. If over twenty
               percent (20%) of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the

               Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than sixty (60) days after Tenant is notified of the taking of the Premises.

                             (c) Effective Date of Termination. Termination by
               Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

                             (d) Election to Continue Lease. If neither Landlord
               nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

               12.3 AWARDS. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

13.            ASSIGNMENT AND SUBLETTING.

               13.1 LIMITATION. Without Landlord's prior written consent (which consent will not be unreasonably withheld or delayed), Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees. Notwithstanding anything contained herein to the contrary, any assignment or sublease to an entity which controls, is controlled by, or is under common control with Tenant, or which is the result of a merger or consolidation with Tenant, or which acquires all or substantially all of Tenant's assets shall not require the consent of Landlord (a "Permitted Transfer"), provided that Tenant shall notify Landlord or such assignment or sublease in writing and deliver to Landlord any documents or information reasonably required by writing and deliver to Landlord any documents or information reasonably required by Landlord regarding such assignment or sublease, and further provided that such an assignment or sublease is not an effort by Tenant to avoid any of its obligations under this Lease, including, without limitation, the obligations under this Section 13. For purposes of the preceding sentence, in order for an entity to control another, the controlling entity must have voting control of and own greater than fifty percent (50%) of every class of stock entitled to vote and/or other voting equity interest of the entity, when the controlled entity is a corporation; the controlling entity must be the owner of greater than fifty percent (50%) of the partnership or limited liability company interests in the assets, liabilities, income, loss and distributions of the controlled entity, when the controlled entity is a partnership or limited liability company; the controlling entity must be the sole beneficiary of the controlled entity, when the controlled entity is a trust.

               13.2 NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS. Other than a Permitted Transfer, if Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past two (2) years, and the principal terms of the proposed assignment or sublease. Landlord will have the following options, which must be exercised, if at all, by notice given to Tenant within ten (10) business days after Landlord's receipt of Tenant's notice of the proposed transfer (other than a Permitted Transfer):

                             (a) if Tenant's notice relates to a subletting, to
               sublet from Tenant such space as is described in the notice for such portion of the Term as is described in the notice, upon the same terms and conditions and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in this Lease;

                             (b) if Tenant's notice relates to an assignment,
               to become Tenant's assignee; or

                             (c) if Tenant's notice relates to either an
               assignment or subletting, to cancel and terminate the Lease. If Landlord exercises its option to terminate this Lease, this Lease shall cancel and terminate on the last day of the month following said ten (10) day period and Tenant shall be released from any further liability under this Lease.

Except in the event of termination of this Lease by Landlord as provided in this
Section 13.2, no provision of this Section shall be construed to relieve Tenant of the obligations as set forth in this Lease.

               13.3 CONSENT NOT TO BE UNREASONABLY WITHHELD. If Landlord does not exercise any of its applicable options under Section 13.2, then Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting, except with respect to a proposed assignment or sublease to an existing tenant or other occupant in the Building or to a party who has been engaged in negotiations with Landlord for a lease in the Building within six (6) months prior to Tenant's request for Landlord's approval of such assignment or sublease, for which Landlord may withhold its consent in its sole and absolute discretion.

               13.4 FORM OF TRANSFER. If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the sublease is subject and subordinate to this Lease and the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the obligations which this Lease requires Tenant to perform and an acknowledgment by Tenant that it remains liable for the performance of all of such obligations.

               13.5 PAYMENTS TO LANDLORD. If Landlord does not exercise its applicable option under Section 13.2 and Tenant effects an assignment or sublease and in case of a Permitted Transfer, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, one hundred percent (100%) of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

               13.6 CHANGE OF OWNERSHIP. Except for a Permitted Transfer, any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of fifty-one percent (51%) or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not, however, be deemed a "transfer of interest" under this Section 13.6.

               13.7 EFFECT OF TRANSFERS. Unless Landlord agrees to the contrary in writing, no subletting or assignment (including a Permitted Transfer) will release Tenant from any of its obligations under this Lease and such obligations of Tenant will continue in full force and effect as if no subletting or assignment had been made, regardless of any action taken by or on behalf of a subtenant or assignee, or limitations imposed on remedies against a subtenant or assignee, in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding instituted by or against such subtenant or assignee. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 13. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises.

14.            PERSONAL PROPERTY.

               14.1 INSTALLATION AND REMOVAL. Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further, that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section
7.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal.

               14.2 RESPONSIBILITY. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

               14.3 LANDLORD'S LIEN. In addition to any statutory landlord's lien and in order to secure payment of all Rent becoming due from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of Tenant's failure to perform any of its obligations under this Lease, Tenant grants to Landlord a security interest in and an express contractual lien upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant now or later situated on the Premises and all proceeds thereof. Tenant's personal property may not be removed from the Premises without Landlord's consent at any time a Default exists or, except as provided in Section 14.1, until all of Tenant's obligations under this Lease have been fully complied with and performed. Upon the occurrence of a Default, in addition to any other available remedies, Landlord will have all the rights of a secured party under the Colorado Uniform Commercial Code with respect to the property covered by such security interest. Upon Landlord's request, Tenant agrees to execute and deliver to Landlord such financing statements as may be required to perfect such security interest.

15. END OF TERM.

               15.1 SURRENDER. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section 7.1 at the time Landlord consented to their installation, and (b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property. Tenant's obligations under this
Section 15.1 will survive the expiration or early termination of this Lease.

               15.2 HOLDING OVER. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month-to-month, at a monthly Base Rent, payable in advance, equal to one hundred fifty percent (150%) of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to two hundred percent (200%) of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

16. ESTOPPEL CERTIFICATES. Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than ten (10) days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);
(c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

17. TRANSFERS OF LANDLORD'S INTEREST.

               17.1 SALE, CONVEYANCE AND ASSIGNMENT. Subject only to Tenant's rights under this Lease, nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Land, Building or Landlord's interest under this Lease.

               17.2 EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT. A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

               17.3 SUBORDINATION AND NONDISTURBANCE. This Lease is and will be subject and subordinate in all respects to any ground lease, first mortgage or first deed of trust now or later encumbering the Building or Land, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance"). With respect to any Encumbrance first encumbering the Building or Land subsequent to the Date of this Lease, Landlord will use its good faith efforts to cause the holder of such Encumbrance to agree (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.

               17.4 ATTORNMENT. If the interest of Landlord is transferred to any person (a "Transferee") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except the Transferee will not be subject to any set-offs or claims which Tenant might have against any prior landlord and will not be liable for any act or omission of any prior landlord. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.

18. RULES AND REGULATIONS. Tenant agrees to observe and comply with the Rules and Regulations set forth on Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for the failure of any person to comply with the Rules and Regulations.

19. PARKING. Tenant may elect to lease up to four (4) unassigned parking spaces in the parking garage at the Building for the parking of vehicles. Tenant may also elect to lease one (1) additional unassigned parking space; provided, however, such space will be on a month to month basis, and Landlord will have the right to terminate Tenant's right to use such space on the last day of any calendar month by notice to Tenant given at least thirty (30) days prior to such last day. Tenant will notify Landlord prior to the Commencement Date of how many of such spaces Tenant elects to lease, and

Landlord will make that number of spaces available for lease by Tenant within thirty (30) days after the Commencement Date. Tenant will pay monthly parking rent for each space Tenant so elects to lease at the monthly rate established by Landlord from time to time for the use of that type of parking space by tenants of the Building. Landlord will give Tenant at least thirty (30) days notice before increasing the parking rates. All monthly parking rent will be payable in advance on the first day of each month during the Term to the same place as Base Rent (or to such other place as Landlord may direct in writing) and will be considered Rent under this Lease. Tenant may relinquish any parking space it previously elected to lease as of the last day of any calendar month by notice to Landlord given at least thirty (30) days prior to such last day. Any parking space so relinquished and any of the total available spaces described above that Tenant does not elect to lease at least thirty (30) days prior to the Commencement Date will be forfeited for the remainder of the Term and Landlord will have no obligation to subsequently make any of such spaces available for lease to Tenant. Tenant's rights to use the Building's parking garage are nonexclusive, will be deemed a license only and are conditioned upon this Lease being in full force and effect and there being no Default. Tenant will not abuse its privileges with respect to such parking garage and will use the same in accordance with Landlord's reasonable directions. Landlord's inability to make any of the parking spaces leased by Tenant available at any time during the Term for reasons beyond Landlord's reasonable control will not be deemed a default by Landlord giving rise to any claim by Tenant, except that Tenant will be entitled to an abatement of monthly parking rent for any such spaces during the period of unavailability and such abatement will be in full settlement of any claims that Tenant might otherwise have had for such unavailability. If at any time during the Term Tenant fails to make timely payment of any monthly parking rent due, in addition to any other remedies available to Landlord under Section 20.2, Landlord may terminate Tenant's license under this Section 19 and Tenant will then have no further right to use any parking spaces in the Building's parking garage.

20. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

               20.1 DEFAULT. Each of the following events will constitute a material breach by Tenant and a "Default" under this Lease:

                             (a) Failure to Pay Rent. Tenant fails to pay Base
               Rent, Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for five (5) days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent and Additional Rent, Tenant will be entitled to only three (3) notices of such failure during any twelve (12) month period and if, after three (3) such notices are given in any twelve (12) month period, Tenant fails, during such twelve (12) month period, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

                             (b) Failure to Perform Other Obligations. Tenant
               breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of twenty (20) days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such twenty (20) day period, Tenant does not in good faith commence to cure such breach or noncompliance within such twenty (20) day period or does not diligently complete such cure within sixty (60) days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or Building,
               (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within thirty (30) days after such notice. For purposes of this Section 20.1(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

                             (c) Nonoccupancy of Premises. Tenant fails to
               occupy and use the Premises within fifteen (15) days after the Commencement Date or leaves substantially all of the Premises unoccupied for fifteen (15) consecutive days or vacates and abandons substantially all of the Premises.

                             (d) Transfer of Interest Without Consent. Tenant's
               interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of
               Section 13.

                             (e) Execution and Attachment Against Tenant.
               Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within fifteen (15) days after levy.

                             (f) Bankruptcy or Related Proceedings. Tenant files
               a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

               20.2 REMEDIES. Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

                             (a) Cure by Landlord. Landlord may, at Landlord's
               option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorneys' fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord.

                             (b) Termination of Lease and Damages. Landlord may
               terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other Rent would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the calendar year in which termination occurs and for each subsequent calendar year remaining in the Term if this Lease had not been terminated will increase by eight percent (8%) per year over the amount of Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Section 3.5.

                             (c) Repossession and Reletting. Landlord may
               reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord shall use reasonable efforts to relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Base Rent, Additional Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date; plus (ii) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the calendar year in which repossession occurs and for each subsequent calendar year remaining in the Term if Landlord had not repossessed the Premises will increase by eight percent (8%) per year over the amount of Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in Section 3.5.

                             (d) Bankruptcy Relief. Nothing contained in this
               Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

21.            LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

               21.1 DEFAULT. If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within twenty (20) days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such twenty
(20) day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to the holder of any Encumbrance of whom Tenant has been notified in writing, and such holder will also have the right to cure the breach or noncompliance within the period of time described above.

               21.2 REMEDIES. If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 21.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

22.            SECURITY DEPOSIT.

               22.1 AMOUNT. Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(j). At any time during the Term, subsequent to an increase in Base Rent pursuant to the terms of this Lease, Tenant will, within thirty (30) days after Landlord's written request, further deposit with Landlord, as additional Security Deposit, the amount, if any, required to cause the total Security Deposit held by Landlord to be equal to one month's installment of the then-current Base Rent plus one month's installment of the then-estimated Additional Rent. Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. The Security Deposit will remain in Landlord's possession for the entire Term, and Landlord will not be required to segregate it from Landlord's general funds. Tenant will not be entitled to any interest on the Security Deposit.

               22.2 USE AND RESTORATION. If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within ten (10) days after the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute a Default.

               22.3 TRANSFERS. Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

               22.4 REFUND. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within sixty (60) days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section
15.1. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund.

23. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1.1(o) and Tenant will pay all fees, commissions or other compensation payable to the Brokers to be paid by Tenant according to Section 1.1(o). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

24. LIMITATIONS ON LANDLORD'S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 7, Exhibit B or otherwise) are solely for Landlord's protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.

25. NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) two (2) business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord's Building Address and Landlord's General Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25.

26.            MISCELLANEOUS.

               26.1 BINDING EFFECT. Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

               26.2 COMPLETE AGREEMENT; MODIFICATION. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

               26.3 DELIVERY FOR EXAMINATION. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

               26.4 NO AIR RIGHTS. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

               26.5 ENFORCEMENT EXPENSES. Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease.

               26.6 RELOCATION OF TENANT. At any time after the Date, Landlord may, upon at least forty-five (45) days' prior notice, substitute for the Premises other premises in the Building ("New Premises") provided that the New Premises will be similar to the Premises in area and usable for Tenant's purpose. If Tenant is already occupying the Premises, then Landlord will also pay the reasonable expenses of Tenant's moving from the Premises to the New Premises and for improving the New Premises so that the leasehold improvements in the New Premises are substantially similar to those in the Premises. Such move will be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant.

               26.7 BUILDING NAME. Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

               26.8 NO WAIVER. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

               26.9 RECORDING; CONFIDENTIALITY. Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

               26.10 CAPTIONS. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

               26.11 INVOICES. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to Section 25. If Tenant fails to give Landlord specific written notice of its objections within sixty
(60) days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

               26.12 SEVERABILITY. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

               26.13 JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease, Tenant's use and occupancy of the Premises, or the relationship of Landlord and Tenant. However, such waiver of jury trial will not apply to any claims for personal injury.

               26.14 AUTHORITY TO BIND. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

               26.15 ONLY LANDLORD/TENANT RELATIONSHIP. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

               26.16 COVENANTS INDEPENDENT. The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

               26.17 GOVERNING LAW. This Lease will be governed by and construed according to the laws of the State of Colorado.

               26.18 FORM OF EXECUTION COPY. The parties acknowledge that they intend to execute a blacklined copy of this Lease, which shows all changes (except those in Sections 1.1 and 1.2) to Landlord's form of lease for the Building. The parties acknowledge that this Lease reflects the final agreement between the parties hereto and that any words or items stricken herein are intended to be deleted and any words or items underscored are intended to be included and made a part of this Lease.

27. LANDLORD'S OBLIGATIONS CONTINGENT. Tenant acknowledges that the Premises are currently occupied by Juice Kitchen, Inc., a Delaware corporation ("JKI"). Landlord's obligations under this Lease are expressly conditioned upon Landlord entering into a termination agreement or amendment to JKI's lease, with such agreement or amendment (a) being acceptable to Landlord, in Landlord's sole and absolute discretion, and (b) providing that JKI will vacate the Premises (the "JKI Termination"). Landlord and Tenant will each have the right to terminate this Lease if Landlord and JKI have not executed and delivered the JKI Termination within thirty (30) days of the Date, with such termination right being exercised by Landlord or Tenant, as the case may be, on or before the earlier of five (5) days after the expiration of such thirty (30) day period or the actual execution and delivery of the JKI Termination by Landlord and JKI.

               Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

TENANT:                                  LANDLORD:

GLACIER DISTRIBUTION COMPANY, INC.,      AMSTAR DENVER, LTD., a Colorado limited
a Colorado corporation                      partnership

                                         By: ADCBD, Ltd., a Colorado limited
                                             partnership, general partner
By: /s/ Joe A. Oblas
   -----------------------------------
                                             By: Amstar Capital Management
Printed Name: Joe A. Oblas                       Corporation, a Colorado
             -------------------------           corporation, general partner
Title: C.E.O.
      --------------------------------

                                                 By: /s/ David B. Agnew
                                                     ---------------------------
                                                     David B. Agnew, President
And By: /s/ Thomas B. Humphreys, Jr.
       -------------------------------

Printed Name: Thomas B. Humphreys, Jr.
             -------------------------

Title: President
      --------------------------------

                                    EXHIBIT A

                               INDEPENDENCE PLAZA

                          PLAN DELINEATING THE PREMISES

                                    EXHIBIT B

                               INDEPENDENCE PLAZA

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                               INDEPENDENCE PLAZA

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                               INDEPENDENCE PLAZA

                              RULES AND REGULATIONS

               1. RIGHTS OF ENTRY. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification. Landlord will have the right to enter the Premises after Business Hours to perform janitorial services, at all reasonable hours to clean windows and also at any time during the last three (3) months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

               2. RIGHT OF EXCLUSION. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs.

               3. OBSTRUCTIONS. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the building, or in the lobbies, corridors, stairwells or other Common Areas. Landlord may remove, at Tenant's expense, any such obstruction or thing without notice or obligation to Tenant.

               4. REFUSE. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

               5. PUBLIC SAFETY. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls.

               6. KEYS; LOCKS. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant's requirements. If Tenant desires additional keys they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

                              (a) Landlord, without abatement of Rent, will be
               relieved of any obligation under the Lease to provide any service that requires access to the affected areas;

                              (b) Tenant will indemnify Landlord against any
               expense as a result of forced entry to the affected areas which may be required in an emergency; and

                              (c) Tenant will, at the end of the Term and at
               Landlord's request, remove such lock(s) at Tenant's expense.

At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant's possession.

               7. AESTHETICS. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord's prior written approval, which may be withheld in Landlord's sole discretion.

               8. WINDOW TREATMENT. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord's prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord's express written consent. Tenant will not place any objects on the window sills that cause, in Landlord's reasonable opinion, an aesthetically unacceptable appearance.

               9. DIRECTORY BOARDS. Landlord will make every reasonable effort to accommodate Tenant's requirements for the Building directory boards. The cost of any changes to the directory board information identifying Tenant requested by Tenant subsequent to the initial installation of such information will be paid for by Tenant.

               10. BUILDING CONTROL. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building.

               11. ENGINEERING CONSENT. All plumbing, electrical and heating, ventilating and air conditioning ("HVAC") work for and in the Premises requires Landlord's prior written consent to maintain the integrity of the Building's electrical, plumbing and HVAC systems.

               12. HVAC INTERFERENCE. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system.

               13. PLUMBING. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant of plumbing fixtures.

               14. EQUIPMENT LOCATION. Landlord reserves the right to specify where Tenant's business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building. Tenant will pay the cost of any required professional engineering certification or assistance.

               15. BICYCLES; ANIMALS. Tenant will not bring into, or keep about, the Premises any bicycles, vehicles, birds, animals or organic Christmas decor of any kind. Bicycles and vehicles may only be parked in areas designated for such purposes.

               16. CARPET PROTECTION. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

               17. PROPER CONDUCT. Tenant will conduct itself in a manner which is consistent with the character of the Building and will ensure that Tenant's conduct will not impair the comfort or convenience of other tenants in the Building.

               18. ELEVATORS. Except as may be expressly permitted by Landlord, only freight elevators may be used for deliveries. Use of freight elevators after Business Hours must be scheduled through the office of the Property Manager.

               19. DELIVERIES. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building without Landlord's prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.

               20. MOVING. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

               21. SOLICITATIONS. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

               22. FOOD. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Building. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

               23. PARKING RULES AND REGULATIONS. Tenant will comply with all reasonable rules and regulations applicable to the Building's parking garage as determined by the garage operator.

               24. SMOKING. Smoking is prohibited in all interior Common Areas and is restricted in all exterior Common Areas to those specific locations designated by Landlord as smoking areas.

               25. EMPLOYEES, AGENTS AND INVITEES. In these Rules and Regulations, "Tenant" includes Tenant's employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.